Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Argo Group International Holdings, Ltd. of our report dated February 28, 2008, with respect to the consolidated financial statements of Argo Group International Holdings, Ltd. and subsidiaries, incorporated by reference in the 2007 Annual Report to Shareholders of Argo Group International Holdings, Ltd.

Our audits also included the financial statement schedules of Argo Group International Holdings, Ltd. and subsidiaries listed in Item 15(a)(2). These schedules are the responsibility of Argo Group International Holdings, Ltd.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 28, 2008, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 File No. 333-147967) pertaining to Argo Group International Holdings, Ltd. 2007 Long-Term Incentive Plan and Argo Group International Holdings, Ltd. 2007 Employee Share Purchase Plan, and

2.	Registration Statement (Form S-8 File No. 333-147714) pertaining to the Argo Group International Holdings, Ltd. - Argonaut Group, Inc. Amended and Restated Stock Incentive Plan, the Argonaut Group, Inc. Non-Employee Director Stock Option Plan, and the Argonaut Deferred Compensation Plan for Non-Employee Directors;

of our report dated February 28, 2008, with respect to the consolidated financial statements of Argo Group International Holdings, Ltd. incorporated herein by reference, our report dated February 28, 2008, with respect to effectiveness of internal control over financial reporting of Argo Group International Holdings, Ltd., included herein, and our report included in the preceding paragraph with respect to the financial statement schedules of Argo Group International Holdings, Ltd and subsidiaries included in this Annual Report (Form 10-K) of Argo Group International Holdings, Ltd. for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

San Antonio, Texas
February 28, 2008